SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2003

Commonwealth Telephone Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

0-11053	23-2093008
(Commission File Number)	(I.R.S. Employer Identification No.)

100 CTE Drive Dallas, PA	18612-9774
(Address of Principal Executive Offices)	(Zip Code)

(570) 631-2700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

1. At a meeting of the Board of Directors of the Registrant held on December 3, 2003, the Board of Directors amended and restated the bylaws of the Registrant. A copy of the amended and restated bylaws is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

3.1	Amended and restated bylaws of the Registrant.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2003	Commonwealth Telephone Enterprises, Inc.

By:	/S/ RAYMOND B. OSTROSKI
Name: Title:	Raymond B. Ostroski Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and restated bylaws of the Registrant